UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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TELOS CORPORATION
(Name of Registrant As Specified In Its Certificate)

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TELOS CORPORATION

19886 Ashburn Road

Ashburn, Virginia 20147-2358

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 9, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Telos Corporation, a Maryland corporation (the “Company”), will be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia, 20147-2358, on November 9, 2004 at 9:30 a.m., Eastern Standard Time, for the following purposes:

1.	ELECTION OF DIRECTORS. To elect six Class A/B Directors and two Class D Directors of the Board of Directors to serve until the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified; and

2.	OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 21, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Registered stockholders who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of Telos Corporation’s 12% Cumulative Exchangeable Redeemable Preferred Stock (“Exchangeable Preferred Stock”) that is held by a bank, broker or other nominee must provide adequate proof of ownership. In addition, personal identification will be required for admission to the meeting.

By order of the Board of Directors

Therese K. Hathaway Corporate Secretary

Ashburn, Virginia

October 8, 2004

To be mailed to stockholders on or about October 12, 2004

TELOS CORPORATION

19886 Ashburn Road

Ashburn, Virginia 20147-2358

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 9, 2004

This Proxy Statement is furnished by Telos Corporation, a Maryland corporation (“Telos” or the “Company”), formerly known as C3, Inc., to the holders of the Company’s Class A and Class B Common Stock (“Common Stock”) and 12% Cumulative Exchangeable Redeemable Preferred Stock (“Exchangeable Preferred Stock”) in connection with the Annual Meeting of Stockholders (“Annual Meeting”) of the Company to be held in the auditorium at the Company’s headquarters located at 19886 Ashburn Road, Ashburn, Virginia 20147 on November 9, 2004 at 9:30 a.m., Eastern Standard Time, or any adjournment of it, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (“Annual Meeting Notice”).

This Proxy Statement is being mailed to holders of the Common Stock and the Exchangeable Preferred Stock on or about October 12, 2004 together with a Proxy Card, the Annual Meeting Notice and the Company’s 2003 Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Nominations

The Company has received nominations for election as Class A/B Common Directors for John B. Wood, David Borland, Norman P. Byers, Dr. Fred C. Iklé, Robert J. Marino, and Ambassador Langhorne A. Motley and nominations for election as Class D Directors for Geoffrey B. Baker and Malcolm M.B. Sterrett.

The Board of Directors of Telos recommends the election of John B. Wood, David Borland, Norman P. Byers, Dr. Fred C. Iklé, Robert J. Marino, and Ambassador Langhorne A. Motley as Class A/B Common Directors; and Geoffrey B. Baker and Malcolm M.B. Sterrett as Class D Directors and solicits proxies for their election.

Voting Procedures

The record date for determining the stockholders entitled to vote at the Annual Meeting is September 21, 2004 (“Record Date”). As of September 21, 2004, there were 21,171,202 shares of Class A Common Stock; 4,037,628 shares of Class B Common Stock; and 3,185,586 shares of Exchangeable Preferred Stock outstanding. The purpose of the Annual Meeting is to allow the holders of the Class A and Class B Common Stock to elect six Class A/B Common Directors and to vote on any other issue; and to allow the holders of Exchangeable Preferred Stock to elect two Class D Directors. Each share of Class A and Class B Common Stock is entitled to one vote on the election of Class A/B Common Directors and may be voted for as many individuals as there are Class A/B Common Directors to be elected, and one vote for each issue to be decided. Each share of Exchangeable Preferred Stock is entitled to one vote on the election of Class D Directors and may be voted for as many individuals as there are Class D Directors to be elected. Holders of Exchangeable Preferred Stock are not entitled to vote at the Annual Meeting on the election of any directors other than Class D Directors, or on any other issue. Holders of classes of stock of the

Company other than Exchangeable Preferred stock do not have any right to vote for the election of Class D Directors. There is no cumulative voting. Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of each class of stock entitled to vote at the Annual Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors.

Each stockholder may vote by signing, dating and returning his/her proxy card in the enclosed pre-addressed envelope or by attending the Annual Meeting. Any street name stockholder who wishes to vote at the meeting in person will be required to obtain a proxy from the record holder. Registered stockholders who plan to attend the meeting in person should mark the attendance box on their proxy card and bring the proxy card with them to the meeting. Beneficial owners of Telos Corporation’s Exchangeable Preferred Stock that is held by a bank, broker or other nominee must provide adequate proof of ownership. In addition, personal identification will be required for admission to the meeting.

A stockholder who has provided a proxy may revoke it at any time before the shares are voted at the meeting by executing a later-dated proxy, by voting the ballot at the meeting, or by filing an instrument of revocation with the Inspector of Elections. The proxy tabulating agent will record each vote according to the instructions received last from the respective stockholder.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the security ownership of management and those persons believed by the Company to be beneficial owners of more than 5% of the Company’s Class A Common Stock, Class B Common Stock and Exchangeable Preferred Stock at August 31, 2004.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership as of August 31, 2004	Percent of Class (1)
Class A Common Stock	John R. C. Porter 34 Rue Concorde 1050 Brussels, Belgium	22,190,718 shares (2)	80.52%

Class A Common Stock	Telos Corporation Shared Savings Plan 19886 Ashburn Road Ashburn, VA 20147	3,658,536 shares	17.28%

Class B Common Stock	Graphite Enterprise Trust PLC Berkeley Square House, 4th Floor London W1J 6BQ England (3)	1,681,960 shares	41.66%

Class B Common Stock	Graphite Enterprise Trust LP Berkley Square House, 4th Floor London W1J 6BQ England (3)	420,490 shares	10.41%

Class B Common Stock	Hare & Company c/o Bank of New York P.O. Box 11203 New York, NY 10249	1,186,720 shares	29.39%

Class B Common Stock	Cudd & Company c/o Chase Manhattan Bank Corporate Actions Department Four New York Plaza, 11th Floor New York, NY 10004	669,888 shares	16.59%

Class A Common Stock	John B. Wood	2,845,626 shares (4)	11.87%

Class A Common Stock	Robert J. Marino	937,035 shares (4)	4.24%

Class A Common Stock	Michael P. Flaherty	283,233 shares (4)	1.32%

Class A Common Stock	Edward L. Williams	551,575 shares (4)	2.55%

Class A Common Stock	Richard P. Tracy	96,151 shares (4)	0.45%

Class A Common Stock	Norman P. Byers	12,000 shares	0.06%

Class A Common Stock	Fred C. Iklé	12,000 shares	0.06%

Class A Common Stock	Malcolm M.B. Sterrett	6,000 shares	0.03%

Class A Common Stock	Geoffrey B. Baker	4,000 shares	0.02%

Class A Common Stock	David Borland	4,000 shares	0.02%

Class A Common Stock	Langhorne A. Motley	4,000 shares	0.02%

Class A Common Stock	All Officers and Directors As a Group (13 persons) (5)	4,812,625 shares (6)	18.67%

12% Cumulative Exchangeable Redeemable Preferred Stock	Value Partners, Ltd. Ewing & Partners 4514 Cole Avenue, Suite 808 Dallas, TX 75205	714,317 shares (7)	22.42%

12% Cumulative Exchangeable Redeemable Preferred Stock	Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Channel Partnership II, L.P. Wynnefield SmallCap Value Offshore Fund, Ltd. 450 Seventh Avenue, Suite 509 New York, NY 10123	466,200 shares (8)	14.63%

12% Cumulative Exchangeable Redeemable Preferred Stock	Athena Capital Management, Inc. Minerva Group, LP 4 Tower Bridge #222 200 Barr Harbor Drive West Conshohocken, PA 19428	162,362 shares (9)	5.10%

(1)	Percentage ownership of each class of stock is calculated by dividing the number of shares beneficially owned by such person by the sum of the 21,171,202 shares of common stock outstanding on August 31, 2004 plus the number of shares of common stock that such person has the right to acquire on or within 60 days after August 31, 2004. All securities of the same class owned by a person, including all options and warrants, shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class beneficially owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of class by any other person shown in the table. As such, the total percentage of each class may exceed 100%.

(2)	Mr. John R. C. Porter’s holdings include 6,388,916 shares of Class A Common Stock purchasable upon exercise of a warrant.

(3)	Graphite Enterprise Trust PLC and Graphite Enterprise Trust LP did not provide the Company with the addresses of the respective beneficial owners.

(4)	Messrs. Wood, Marino and Williams hold 8,392; 2,052; and 70,976 shares of the Company’s Class A Common Stock, respectively. In addition, the common stock holdings of Messrs. Wood, Marino, Flaherty, Williams and Tracy include 39,244; 23,083; 3,233; 30,599; and 33,151 shares of the Company’s Class A Common Stock, respectively, held for their beneficial interest by the Telos Corporation Savings Plan and Messrs. Wood, Marino, Flaherty, Williams and Tracy hold options, exercisable within 60 days of August 31, 2004, to acquire 2,797,990; 911,900; 280,000; 450,000; and 63,000 shares of the Company’s Class A Common Stock, respectively.

(5)	Includes Therese K. Hathaway and John M. McDuffie in addition to the officers and directors listed above.

(6)	The common stock holdings of the Company’s officers and directors as a group include 81,420 shares of the Company’s Class A Common Stock; 130,315 shares of the Company’s Class A Common Stock held for their beneficial interest by the Telos Corporation Savings Plan, and, under the Company’s stock option plan and certain stock option agreements, options to acquire 4,600,890 shares of Class A Common Stock exercisable within 60 days of August 31, 2004, referenced in (4) above.

(7)	Value Partners Ltd. (“VP”) and Ewing & Partners (“E&P”) have filed a joint Schedule 13D under which they disclosed that they may act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it might be deemed to beneficially own the aggregate of 714,317 shares of the Exchangeable Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, each of VP, E&P and Timothy G. Ewing may be deemed to have the sole power to vote and to dispose of the shares of the Exchangeable Preferred Stock held of record by the reporting persons collectively.

(8)	Wynnefield Partners Small Cap Value, L.P., (“WPSCV”), Wynnefield Partners Small Cap Value, L.P. I, (“WPSCVI”), Channel Partnership II, L.P. (“CP”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Mr. Nelson Obus have filed a joint Schedule 13D under which they disclosed that they may act as a “group” within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it might be deemed to beneficially own the aggregate of 466,200 shares of the Exchangeable Preferred Stock held of record by the reporting persons collectively. According to the Schedule 13D, WCM is the sole general partner of WPSCV and WPSCVI, Messrs. Nelson Obus and Joshua Landes are the co-managing members of WCM. WCI is the sole investment manager of WSCVOF, and Messrs. Obus and Landes are the principal executive officers of WCI. Mr. Obus as general partner of CP and Messrs. Obus and Landes, as co-managing members of WCM and principal executive officers of WCI, have the power to vote or to direct the vote and the power to dispose and to direct the disposition of the shares of Exchangeable Preferred Stock owned by WPSCV, WPSCVI, CP and WSCVOF, respectively.

(9)	Athena Capital Management, Inc. (“ACM”), Minerva Group, LP (“MG”), and Mr. David Cohen have filed a joint Schedule 13G in which they disclosed that ACM has the shared power to vote or to direct the vote and the shared power to dispose or to direct the disposition of 111,429 shares; and that MG and Mr. Cohen have the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 43,500 and 7,433 shares, respectively.

Biographical Information of Directors and Executive Officers

The term of each of the directors to be elected at the Annual Meeting continues until the next annual meeting of stockholders and until his/her successor is elected and qualified, except the Class D Director positions, which will terminate whenever all accumulated dividends on the Exchangeable Preferred Stock have been paid.

John B. Wood, President, Chief Executive Officer, Chairman of the Board and Director

Mr. Wood (age 41) joined the Company in 1992 as Executive Vice President and Chief Operating Officer (“COO”) and in 1994 was named President and Chief Executive Officer (“CEO”). In March 2000 he was appointed to the newly created position of Executive Chairman of the Board, which he held until he became Chairman of the Board subsequent to a restructuring of the Board of Directors in 2002. In January 2003, Mr. Wood resumed the positions of President and CEO. Mr. Wood has also served as Chairman and CEO of Enterworks, Inc. since January 1996. Prior to joining the Company, Mr. Wood worked on Wall Street for Dean Witter Reynolds, UBS Securities, and his own boutique investment bank. Mr. Wood graduated from Georgetown University where he earned a Bachelor of Science in Business Administration in finance and computer science. Mr. Wood also serves on two private company boards and two foundation boards.

Geoffrey B. Baker, Class D Director

Mr. Baker (age 54) was appointed to the Company’s Board of Directors as a Class D Director in November 2001. Mr. Baker is a private investor and since 1983 has been a partner in Baker & Donaldson, a private investment firm, as well as serving on various private corporate and civic boards. A graduate of Stanford University and Georgetown University Law Center, Mr. Baker previously served as Legislative Director to U.S. Senator Lowell P. Weicker, Jr., and as Professional Staff Member on the U.S. Senate Committee on Commerce, Science and Transportation.

David Borland, Director

Mr. Borland (age 56) was elected to the Board of Directors in March 2004 after retiring as Deputy Chief Information Officer (“CIO”) of the U.S. Army with more than 30 years of experience in the Federal government. Mr. Borland’s career Army experience also includes serving as Vice Director of Information Systems for Command, Control, Communications, and Computers (“DISC4”); Director of the Information Systems Selection and Acquisition Agency (“ISSAA”); and numerous other positions. From 1966 through 1970, Mr. Borland served in the U.S. Air Force. Mr. Borland has received numerous awards, including the Meritorious Presidential Rank Award for Senior Executive Service Members (1996) and the Distinguished Presidential Rank Award (2000). He has been named Federal Computer Week Fed 100 four times and Government Computer News Department of Defense Executive of the Year in November 2000.

Norman P. Byers, Director

Mr. Byers (age 57) was elected to the Board of Directors in January 1994. He is Vice President and General Manager of Foxhunt Incorporated, a provider of contract and long-term technical staffing and executive recruiting services in McLean, Virginia. Previously, Mr. Byers was President and CEO of Virginia-based Classwise, Incorporated, a distance learning internet service provider. Prior to his work at Classwise, Mr. Byers was COO of The Carpe Diem Group, President of Telos International Corporation,

and managing partner of International Strategies Limited. From 1968 until his retirement in 1989, Mr. Byers served in a variety of operational and staff positions in the U.S. Air Force.

Dr. Fred Charles Iklé, Director

Dr. Iklé (age 79) was elected to the Company’s Board of Directors in January 1994 and Chairman of the Board in January 1995. Dr. Iklé resigned from his position as Chairman of the Board on March 26, 2002. Dr. Iklé is currently serving as Chairman of Conservation Management Corporation and is a member of the Defense Policy Board of the Secretary of Defense. Dr. Iklé is on the Board of Governors of the Smith Richardson Foundation and is a Distinguished Scholar at the Center for Strategic & International Studies. From 1981 to 1988, Dr. Iklé served as Under Secretary of Defense for Policy.

Robert J. Marino, Director and Executive Vice President Special Projects

Mr. Marino (age 67) joined the Company in 1988 as Senior Vice President of Sales and Marketing. In 1990, his responsibilities were expanded to include Program Management in addition to Sales and Marketing. In January 1994, Mr. Marino was appointed to President of Telos Systems Integration, and in January 1998, he was appointed to Chief Sales and Marketing Officer. Prior to joining the Company in February 1988, Mr. Marino held the position of Senior Vice President of Sales and Marketing with Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors. Mr. Marino was elected to the Board of Directors in June 2004 at which time he was also appointed Executive Vice President Special Projects and stepped down as Executive Vice President and Chief Sales and Marketing Officer.

Ambassador Langhorne A. Motley, Director

Ambassador Langhorne A. Motley (age 66) was elected to the Company’s Board of Directors in January 2003. Since 1985, Ambassador Motley has headed two successive international trade consulting firms that serve U.S. companies in pursuing their international business goals. Additionally, Ambassador Motley has co-chaired the Department of State’s ambassadorial seminars and is a frequent lecturer for programs in the Department of State, Department of Defense, and other foreign affairs agencies. Ambassador Motley was previously the U.S. Ambassador to Brazil from 1981 until 1983 and the Assistant Secretary of State for Inter-American Affairs from 1983 to July of 1985. Ambassador Motley also serves on the Board of Directors of the United States-Brazil Business Council, Junior Achievement International, and the American Academy of Diplomacy.

Malcolm M. B. Sterrett, Class D Director

Mr. Sterrett (age 61) is a private investor and was elected to the Company’s Board of Directors as Class D Director in July 1998. From 1989 to 1993, he was a partner at the law firm of Pepper Hamilton & Scheetz in Washington, D.C. From 1988 to 1989, he served as General Counsel to the U.S. Department of Health and Human Services and from 1982 to 1988 he was a Commissioner on the U.S. Interstate Commerce Commission (“ICC”). Prior to his service with the ICC, he was Vice President and General Counsel to the United States Railway Association and served as Staff Director and Counsel to the U.S. Senate Committee on Commerce, Science and Transportation. Mr. Sterrett is also a member of the Board of Directors of Trans World Corporation.

Michael P. Flaherty, Executive Vice President, General Counsel and Chief Administrative Officer

Mr. Flaherty (age 59) was appointed Executive Vice President, General Counsel and Chief Administrative Officer in January 2001. Prior to joining the Company, Mr. Flaherty was of counsel in the law firm of O’Donnell & Shaeffer, LLC and principal stockholder and CEO of First Continental Group, Inc. Mr. Flaherty has extensive experience in all aspects of civil litigation, serving as lead trial counsel for major corporations. Mr. Flaherty has also served as General Counsel of the U.S. House of Representatives Committee on Banking, Finance and Urban Affairs and Counsel to the Speaker of the House of Representatives. Additionally, Mr. Flaherty is the past chairman of the Executive Committee of the Federal Bar Association’s Banking Law Committee.

Lt. Gen. (ret.) John M. McDuffie, Executive Vice President and Chief Marketing Officer

Mr. McDuffie (age 56) joined the Company in July 2004 as Executive Vice President. Prior to joining the Company, Mr. McDuffie was president and general manager of the Information Systems Group, a $500 million strategic business unit of Anteon Corporation from December 2001 to June 2004. In that capacity, he led Anteon’s Department of Defense (DoD) support in the areas of Command and Control, Intelligence, Combat Training Centers, Simulation and Training, Logistics Information Technology Systems, and Medical. Prior to his service with Anteon, Mr. McDuffie spent 31 years in the military, retiring in 2001 as a lieutenant general in the U.S. Army. His service included three years as director for logistics (J-4) of the Joint Chiefs of Staff, where he was the principal advisor to the chairman of the Joint Chiefs of Staff on all critical logistics, engineering, and medical issues and programs impacting the DoD.

Edward L. Williams, Executive Vice President, Interim Chief Financial Officer (“CFO”) and COO

Mr. Williams (age 43) joined the company in 1993 as a Senior Vice President responsible for finance, pricing, purchasing, and Defense Contract Audit Agency compliance. In 1994, his responsibilities were expanded to include accounting and business development. In 1996, Mr. Williams was appointed to manage the Company’s networking business unit. In 2000, his responsibilities were expanded to include management of the Company’s operations. Mr. Williams was named Executive Vice President and COO in 2003. In October 2003, Mr. Williams was appointed to serve as Interim CFO. Prior to joining Telos Corporation, Mr. Williams was the CFO for Centel Federal Systems and M/A.com Information Systems, both of which are U.S. Government contractors. Mr. Williams has a Bachelor of Science in Finance from the University of Maryland.

Richard P. Tracy, Senior Vice President and Chief Security Officer

Mr. Tracy (age 42) was appointed Chief Security Officer in February 2004. He joined the Company in October 1986 and held a number of management positions within the Company’s New Jersey operation. In February 1996, Mr. Tracy started the Company’s information security consulting practice. In February 2000, Mr. Tracy was selected to manage Xacta Corporation’s operations and promoted to Senior Vice President for Operations. He is identified as the chief inventor on all of Xacta’s patent applications.

Therese K. Hathaway, Vice President, Corporate Secretary and Corporate Counsel

Ms. Hathaway (age 49) joined the Company in January 2001 as a Legal Consultant. In January 2002 she was appointed Corporate Counsel and in May 2003 assumed the additional position as Corporate Secretary. Prior to joining the Company, Ms. Hathaway funded and managed Hathaway Communications, specializing in legal translation services for law firms and government agencies, including the Justice Department. Ms. Hathaway has also served as Management Consultant to IDS Corporation, a private firm, and as Law Clerk to the International Trade Policy Counsel of General Electric Company. Ms. Hathaway holds a law degree from the University of Berne/Switzerland and a Master of Comparative Law from George Washington University.

Each of the directors and executive officers of the Company is a United States citizen.

Meetings of the Board of Directors and Committees of the Board of Directors

During the fiscal year ended December 31, 2003, the Board of Directors held five meetings. As of August 31, 2004, the Board of Directors had three standing committees: the Audit Committee, the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee. Each incumbent Director attended over 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he served.

The Audit Committee, which consists of Directors Byers (Chairman), Motley, and Sterrett, was established to review, in consultation with the independent auditors, the Company’s financial statements, accounting and other policies, accounting systems and system of internal controls. In 2003, the Audit Committee met three times. The Audit Committee members regularly interacted with the Company’s senior management and outside auditors. The Audit Committee continues to review its operations and those of the Company with regard to recently imposed regulatory and accounting requirements, so as to proactively comply with both the spirit and intent of the law, regulations and accounting practices. A copy of the Audit Committee’s charter is attached as Exhibit I to this Proxy Statement.

The Management Development and Compensation Committee, which consists of Directors Iklé (appointed Chairman in January 2003), Baker and Motley, was established to review and approve the compensation of the Chairman, President and CEO of the Company and to review and approve bonus compensation and stock option plans for the Company. The Management Development and Compensation Committee formally met three times during the year 2003 and regularly interacted amongst its members and with senior management regarding all matters of compensation and employee benefits.

The Management Development and Compensation Committee, as in the case of the Audit Committee, has closely monitored the requirements of the Sarbanes-Oxley Act of 2002 and other corporate governance proposals and has instructed management to adopt and implement compensation practices that comply with both the spirit and the letter of the emerging legal, regulatory and accounting requirements.

The Nominating and Corporate Governance Committee was established to make recommendations regarding Board nominations and to monitor the implementation of corporate governance rules and regulations. The Nominating and Corporate Governance Committee consists of Directors Mr. Byers and Mr. Sterrett serving as independent directors pursuant to Rule 4200(a)(15) of the NASD; and Mr. Wood who, pursuant to that rule, is not independent. The Nominating and Corporate Governance Committee at this time does not operate under a formal charter, however, Board members are nominated pursuant to the following policy: The Nominating and Corporate Governance Committee identifies potential candidates for first-time nomination as a director by using a variety of sources such as recommendations from the Company’s management, current Board members, stockholders, and contacts in organizations served by the Company. Stockholders may nominate potential candidates by responding to the Notice of Annual Meeting within the time period set forth therein. The Nominating and Corporate Governance Committee then conducts an initial review of the potential candidate’s background, including whether he/she meets the minimum qualifications for Board members; whether the individual would be considered independent under NASD and SEC rules; and whether the individual would meet any additional requirements imposed by law or regulation on members of the Audit and/or Management Development and Compensation Committees of the Board. Among the requirements potential candidates should meet are the following: U.S. citizenship; eligibility for security clearance at top secret level; 10 years of corporate or related business experience, preferably having served on corporate Boards or committees; and familiarity with government contracts, the defense industry, and information technology and security. The evaluation process of a potential candidate’s background will not be treated differently whether or not he/she was nominated by a stockholder.

If the initial candidate review is satisfactory, the Nominating and Corporate Governance Committee will arrange an introductory meeting with the candidate and the committee’s chairman or the Company’s CEO or with other directors to determine the potential candidate’s interest in serving on the Board. If the candidate is interested in serving on the Board and the Nominating and Corporate Governance Committee recommends further consideration, a comprehensive interview conducted by the Nominating and Corporate Governance Committee, the CEO, other members of the Board, and in some cases, key Company executives, follows.

Upon successful conclusion of the review process, the Nominating and Corporate Governance Committee will present the candidate’s name to the Board of Directors for nomination as a director and inclusion in the Company’s Proxy Statement.

The incumbent directors nominated for election at the 2004 Annual Meeting were nominated by the Board of Directors.

Audit Committee Report

The information in this report is not deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including SAS 61 (Codification of Statements on Auditing Standards, AU §380). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board in Independence Standards Board Standard No. 1.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to approval of the holders of the Company’s Common Stock, the selection of Goodman & Company, LLP as the Company’s independent auditors. Goodman & Company is replacing PricewaterhouseCoopers LLP, which had been the principal accountant for the Company since the fiscal year ended December 31, 1997.

Submitted by the Audit Committee:

Mr. Norman P. Byers

Ambassador L. Motley

Mr. Malcolm M.B. Sterrett

Management Development and Compensation Committee Report

The information in this report is not deemed to be “soliciting material” or deemed to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

The Company’s executive compensation program is intended to attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Company. Officers of the Company are paid salaries in line with their responsibilities and are generally comparable to industry standards. Executive officers are also eligible to receive discretionary bonuses upon the achievement of revenue, profit and other goals established by the Company as an incentive for superior individual, group and corporate performance. Likewise, discretionary stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term stockholder value. Such stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers and also to their expected future contributions and prior option grants. All executive officers are also significant stockholders and/or holders of options to purchase significant amounts of Common Stock. It is the intent of the Compensation Committee that to the extent that the performance of such individual officers translates into an increase in the value of the Common Stock, all stockholders, including such officers, share the benefits.

Compensation of the Chairman

The Compensation Committee annually reviews and approves the compensation of the Chairman, President and Chief Executive Officer of the Company. The Board believes that Mr. Wood, the Company’s Chairman, President and CEO is paid a reasonable salary based on his performance and the achievement of revenue, profit and other goals established by the Company. Mr. Wood is also eligible to receive discretionary bonuses upon the achievement of specific revenue, profit and other goals for the Company as a whole. Consistent with the intent of the Compensation Committee, Mr. Wood is a significant beneficial stockholder of the Company through the Company’s stock option plans, and if Mr. Wood’s performance as Chairman, President and Chief Executive Officer translates into an increase in the value of the common stock for each stockholder, including Mr. Wood, all will share the benefit.

The SEC requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the deductibility on the Company’s tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company’s stockholders. Because the compensation of certain executive officers will or may exceed $1 million in any year, the provisions of Section 162 (m) of the code may limit the deductibility of such compensation unless an exception to such limitations is available. Because of the uncertainties surrounding the application and interpretation of such limits, no assurance can be given that such compensation will be deductible.

Submitted by the Management Development and Compensation Committee:

Dr. Fred C. Iklé

Ambassador L. A. Motley

Mr. Geoffrey B. Baker

Certain Relationships and Related Transactions

Information concerning certain relationships and related transactions between the Company and certain of its current and former officers and directors is set forth below.

Mr. John R.C. Porter, the owner of a majority of the Company’s Class A Common Stock, has a consulting agreement with the Company whereby he is compensated for consulting services provided to the Company in the areas of marketing, product development, strategic planning and finance as requested by the Company. Mr. Porter was paid $260,000 by the Company in 2003, 2002, and 2001 pursuant to his agreement, which amounts were determined by negotiation between the Company and Mr. Porter.

Mr. David S. Aldrich, former President and Chief Executive Officer of the Company, entered into a severance agreement with the Company whereby Mr. Aldrich will be paid $350,000 per annum from December 31, 2002 through March 31, 2005.

Mr. William L.P. Brownley, former Vice President and General Counsel of the Company, entered into a settlement agreement with the Company whereby he was serving in an “of counsel” capacity to the Company from December 31, 2000 through March 31, 2003 and was provided certain benefits consistent with his employment contract. Mr. Brownley was paid $220,000 per annum from January 1, 2001 through March 31, 2003.

Mr. Lorenzo Tellez, former Vice President, Treasurer, and Chief Financial Officer of the Company, entered into a settlement agreement with the Company to resolve a dispute on Mr. Tellez’s employment contract with the Company. The Company paid Mr. Tellez the equivalent of 24 months of severance in installments during 2001. Mr. Tellez’s payment of salary and fringe benefits amounted to approximately $243,000 per annum. The Company completed its payments of the salary portion of the contract to Mr. Tellez in December 2001. In March 2003, pursuant to the final settlement of arbitration proceedings, the Company paid Mr. Tellez a bonus of $96,000 and legal fees in the amount of $53,000.

The Company sponsors a defined contribution employee savings plan known as the Telos Shared Savings Plan (“the Plan”). Under the Plan, all full-time employees are eligible to participate. The Company, as the sponsor of the Plan, has the right to appoint and remove the individuals who serve as Trustees for the Plan. As of August 31, 2004, the Trustees of the Plan appointed by the Board of Directors were Marc Abramowitz, Susan Berry, Michael Jackson, Carol Sullivan, and John Wilkins.

Executive Compensation

Summary Compensation Table. The following table shows the cash compensation paid by the Company as well as certain other compensation paid or accrued, to the Chairman, Chief Executive Officer and the three other most highly compensated executive officers of the Company in fiscal year 2003 (the “Named Executive Officers”) for the years ended December 31, 2003, 2002, and 2001.

	Year	Annual Compensation					Long-Term Compensation Awards Securities Underlying Options (1)		All Other Compensation(2)
Name and Principal Position		Salary			Bonus
John B. Wood (Chairman, President and Chief Executive Officer)	2003 2002 2001	$ $ $	345,969 335,873 350,002	(3) (3) (3)	$ $ $	380,000 100,000 125,000	— 10,000 510,000	(4) (6)	$ $ $	10,201 12,182 28,859	(5) (5)

Michael P. Flaherty (Exec. V.P., General Counsel and Chief Administrative Officer)	2003 2002 2001		$300,019 $300,019 $300,018		$ $ $	250,000 200,000 132,692	— — 300,000	(6)	$ $ $	12,715 12,715 6,229

Robert J. Marino (Executive V. P. and Chief Sales and Marketing Officer)	2003 2002 2001		$227,094 $227,094 $222,390		$ $ $	239,659 15,000 70,000	— — —		$ $ $	13,635 110,039 23,517	(7)

Edward L. Williams (Exec. V. P., Chief Operating Officer, Chief Financial Officer)	2003 2002 2001		$227,136 $226,200 $198,600		$ $ $	250,000 136,000 100,000	— — —		$ $ $	6,938 6,445 5,888

Richard P. Tracy (Senior V. P., Chief Security Officer)	2003 2002 2001		$160,514 $160,110 $145,285		$ $	125,000 — 41,500	— — —		$ $ $	4,142 4,146 3,938

(1)	There are no restricted stock awards or payouts pursuant to long-term investment plans.

(2)	All other compensation represents Company contributions made on behalf of the executive officers to the Telos Shared Savings Plan, and life insurance premiums paid by the Company for the benefit of the executives.

(3)	The Company and its affiliate, Enterworks, Inc., have an agreement whereby Enterworks, Inc. reimbursed the Company for $108,000 for 2003, $250,000 for 2002 and 2001, of Mr. Wood’s annual salary.

(4)	Options granted in 2002 are in the Company’s Class A common stock.

(5)	Included in these amounts are $2,500 in 2002, and $10,000 in 2001 for director’s fees paid.

(6)	Options granted in 2001 are in Telos, Telos Delaware, and Xacta common stock.

(7)	Included in this amount is a cash surrender value payment from a life insurance policy, which was canceled.

Management Stock Options

The following table sets forth for the Named Executive Officers the number of shares acquired during such period through the exercise of options, and the number of shares subject to and value of all unexercised options held as of August 31, 2004.

AGGREGATED OPTION/SAR EXERCISES AND VALUES AT AUGUST 31, 2004

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs At August 31, 2004 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs At August 31, 2004 (1) Exercisable/ Unexercisable
John B. Wood	—	—	3,141,740/ 1,036,250	$0 / $0
Michael P. Flaherty	—	—	417,500 / 462,500	$0 / $0
Robert J. Marino	—	—	1,015,900 / 424,000	$0 / $0
Edward L. Williams	—	—	554,000 / 424,000	$0 / $0
Richard P. Tracy	—	—	167,000 / 208,000	$0 / $0

(1)	These aggregate values include values for exercisable options to purchase the Class A Common Stock of the Company. These values are based upon an estimated fair market value at December 31, 2003 of $.60 per share for the Company’s Class A Common Stock. These values were derived from valuations performed by an independent third party for the trustees of the Telos Shared Savings Plan, a defined contribution employee savings plan in which substantially all full-time employees are eligible to participate.

Compensation of Directors

During the fiscal year ended December 31, 2003, outside (non-employee) directors were paid the following compensation for Board and committee memberships: Mr. Baker $36,243; Mr. Byers $42,000; Dr. Ikle $32,000; Ambassador Motley $34,000; and Mr. Sterrett $34,149 respectively.

The annual compensation structure for the Board of Directors was adopted effective March 2002 and provides for the following: $25,000 for outside directors; $5,000 for each of the Chairman of the Proxy Board (a Board set up pursuant to a Proxy Agreement With Respect to Capital Stock among the Company, the Defense Security Service of the United States Department of Defense, and Mr. John R.C. Porter) and the Audit Committee; $2,000 for the Chairman of any other committee; and $2,000 for membership in any committee. Each outside director is also entitled to receive $1,250 for participation in any meeting, for up to four meetings per year. Employees are not entitled to any compensation for their service as directors.

Employment Contracts

Mr. John B. Wood, President, CEO, Chairman and Director; Mr. Michael P. Flaherty, Executive Vice President, General Counsel and Chief Administrative Officer; Mr. Robert J. Marino, Executive Vice President Special Projects; Mr. John M. McDuffie, Executive Vice President and Chief Sales and Marketing Officer; and Mr. Edward L. Williams, Executive Vice President, COO and CFO, currently have employment contracts with the Company. Each of the employment agreements are for one-year terms and provide, respectively, for payment to Mr. Wood and Mr. Marino of the equivalent of 24 months base salary then in effect, and for payment to Mr. Flaherty, Mr. McDuffie, and Mr. Williams of the equivalent of 18 months base salary then in effect, if involuntarily terminated or if the agreements are not extended.

Accordingly, if any of them are involuntarily terminated or their employment agreements are not extended, Messrs. Wood and Marino would receive $350,000 and $227,000 per year, respectively, for a two-year period, and Messrs. Flaherty, McDuffie, and Williams would receive 18 months of their annual salaries of $300,000, $250,000 and $227,000, respectively.

In addition to base salary, the executives are eligible for a discretionary bonus and the grant of stock options under the employment agreements. The amount of any such discretionary bonus and the grant of any such stock options are subject to, depending on the individual, the review and/or approval of the Management Development and Compensation Committee and its report to and approval by the Board of Directors.

Each year, the Company renegotiates its employment agreements as part of the yearly review process. Accordingly, in 2004, the Company expects to review the employment agreements described above. In addition, strategic hires or promotions may increase the number of executives who have employment agreements.

Disclosure of Relationship with Independent Accountants

As of July 30, 2004, the Company has engaged Goodman & Company, LLP as its new independent accountants. Goodman & Company LLP replaces PricewaterhouseCoopers LLP, which served as the principal accountant for the Company since the fiscal year ended December 31, 1997. As set forth in the Form 8-K filed by the Company on July 2, 2004, in connection with its audits for the two most recent fiscal years and through June 25, 2004, the Company is unaware of any disagreements with PricewaterhouseCoopers LLP on matters of accounting principles or practices, financial statement disclosures or auditing scope or disagreements, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. In conjunction with the Company’s Form 8-K filed on July 2, 2004, PricewaterhouseCoopers LLP furnished a letter to the SEC confirming that they agreed with such statements made by the Company concerning their firm.

The text of the Form 8-K filed by the Company on August 4, 2004 in connection with the engagement of Goodman & Company, LLP as its new independent accountants is set forth below:

Item 4.	Changes in Registrant’s Certifying Accountants

(b) New Independent Accountants

(i) Based on the recommendation of the Audit Committee, the Registrant has engaged Goodman & Company, LLP, as its new independent accountants as of July 30, 2004. During the two most recent fiscal years and through July 30, 2004, the Registrant has not consulted with Goodman & Company regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Goodman & Company concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company does not expect representatives of the independent accountants to be present at the Annual Meeting.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2003, for the review of the financial statements included in the Company’s statutory and regulatory filings were $198,300.

Audit Related Fees

Fees for audit services, including fees associated with the annual audit and the review of the Company’s quarterly reports, totaled approximately $198,000 in 2003 and $183,000 in 2002.

Tax Fees

Fees for tax services, including tax compliance, tax advice and planning, totaled approximately $48,000 in 2003 and $63,000 in 2002.

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s 2005 Annual Meeting must be received by the Company on or prior to July 1, 2005 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with the 2005 Annual Meeting.

TELOS CORPORATION

By:	/S/ Therese K. Hathaway
Therese K. Hathaway, Corporate Secretary
Ashburn, Virginia

Exhibit I

Telos Corporation

AUDIT COMMITTEE CHARTER

Purpose

The primary purpose of the Audit Committee (the Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, or the public, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

In discharging its oversight role, the Committee is empowered subject to the Boards discretion to investigate financial matters brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain auditors for this purpose.

The Board shall review the adequacy of this charter on an annual basis.

Membership

The Committee shall be comprised of not less than two members of the Board, and the Committee’s composition will meet the requirements of the Audit Committee Policy of the SEC.

Accordingly, all of the member will be directors:

1.	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2.	Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

•	The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to the Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards (‘SAS’) No. 61 (as amended from time to time).

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 (as amended from time to time); this review will occur prior to the Company’s filing of the Form 10-Q.

•	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall:

•	Request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

•	Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence; and

•	Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

•	The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors.

Telos Corporation

19886 Ashburn Road

Ashburn, Virginia 20147

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Therese K. Hathaway (together or individually referred to as the “Proxies”), or either of them, are hereby authorized, with full power of substitution, to represent and vote the stock of the undersigned as specified in this proxy card at the Annual Meeting of Stockholders of Telos Corporation, or at any adjournment or postponement of the meeting, upon such other business as may properly come before the meeting, or at any adjournment or postponement of the meeting. The Annual Meeting of Stockholders of Telos Corporation will be held on Tuesday, November 9, 2004, at 9:30 a.m., Eastern Standard Time, at Telos Corporation’s headquarters, 19886 Ashburn Road, Ashburn, Virginia.

PLEASE DATE AND SIGN ON REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. ELECTION OF DIRECTORS			You are encouraged to specify your choices by marking the appropriate box. This Proxy, when properly executed, is voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all of the nominees listed above. The Proxies cannot vote your shares unless you sign and return the card.
FOR all nominees listed (except as marked to the contrary)		WITHHOLD AUTHORITY to vote for all nominees listed below
☐		☐
Nominees:	01 Geoffrey B. Baker
02 Malcolm M.B. Sterrett

(INSTRUCTIONS: If vote withheld for only part of the slate, please list the nominee you are NOT in favor of:
I plan to attend the meeting in person ☐

Signature	Signature	Dated:	, 2004

Please sign name exactly as it appears on stock certificate. When shares held by joint tenants, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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